Exhibit. 99.3

AMERICAN REBEL UPDATE: 1-FOR-25 REVERSE STOCK SPLIT UPDATED

EFFECTIVE DATE IS MARCH 31, 2025, AS PER NASDAQ PROCESSING

ROUND LOT (100 SHARE) SHAREHOLDER PROTECTION

FRACTIONAL SHARE ROUND UP TO NEAREST WHOLE SHARE

Nashville, TN / March 27, 2025 / GLOBE NEWSWIRE / — American Rebel Holdings, Inc. (NASDAQ: AREB) — America’s Patriotic Brand (the “Company”), today announced that it will effect a reverse stock split of its outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-25, to be effective as of 12:00 a.m. Eastern Time on March 31, 2025 as per NASDAQ.

The Company’s Common Stock will begin trading on a reverse stock split-adjusted basis at the opening of The Nasdaq Capital Market (“Nasdaq”) on Monday, March 31, 2025. Following the reverse stock split, the Common Stock will continue to trade on Nasdaq under the symbol “AREB” with the new CUSIP number, 02919L604. The reverse stock split is intended for the Company to:

●	Enhance Deposit (Ability) and Marketability: By increasing the share price, a reverse split can make the stock more eligible for trading on certain platforms

●	Continue to ensure compliance with the minimum bid price requirement of $1.00 per share of common stock for continued listing on Nasdaq.

Important information:

●	Exchange/Split Rate: 1:25

●	New CUSIP: 02919L604

●	Date of Record: March 31, 2025

●	Transfer Agent: Securities Transfer Corporation Contact Us - Securities Transfer Corporation

The reverse stock split will not change the authorized number of shares of the Company’s Common Stock. No fractional shares will be issued in connection with the reverse stock split and all such fractional interests will be rounded up to the nearest whole number of shares of Common Stock. Further, no current owner of 100 or more shares will be reduced to less than 100 shares. In addition, the reverse stock split will apply to the Common Stock issuable upon the exercise of the Company’s outstanding derivative securities, with proportionate adjustments to be made to the exercise prices and number of derivates thereof and under the Company’s equity incentive plans.

●	Round Lot Shareholder Protection to ensure that shareholders holding a “round lot” (typically 100 shares) are not adversely affected by the split.

Example #1: If a shareholder holds 100 shares on the effective date, due to the Round Lot Shareholder Protection they will own 100 shares post-split after DTC/CEDE additional share issuance.
The 100 shares pre-reverse would be adjusted via the 1:25 Ratio to one (1) share of common stock. An Additional 99 shares of common stock will be issued as per the Round Lot Shareholder Protection bringing the total to 100 shares of common stock.

Example #2: If a shareholder holds 1,250 shares on the effective date, due to the Round Lot Shareholder Protection they will own 100 shares post-split after DTC/CEDE additional share issuance.

The 1,250 shares pre-reverse would be adjusted via the 1:25 Ratio to fifty (50) shares of common stock. An Additional 50 shares of common stock will be issued as per the Round Lot Shareholder Protection bringing the total to 100 shares of common stock.

●	All Fractional Shares Rounded to nearest whole number. As a result of the reverse stock split all fractional interests will be rounded up to the nearest whole number

Example #1: If a shareholder holds 40 shares on the effective date, due to the Fractional Share Rounding, they will own two (2) shares post-split after DTC/CEDE additional share issuance including fractional shares.

The 40 shares pre-reverse would be adjusted via the 1:25 Ratio to 1.6 share of common stock. An Additional 0.6 share of common stock will be issued as per the Fractional Share Rounding bringing the total to 2 shares of common stock.

The Company is committed to pro-actively protecting the interests of its stockholders, particularly those owning round lots of 100 or more shares. Stockholders holding at least 100 shares prior to the reverse stock split will retain a minimum of 100 shares post-split. This protection ensures that no stockholder who currently qualifies as a round lot holder will lose their status. Additionally, fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share to maintain liquidity and shareholder equity.

The reverse stock split will reduce the number of issued and outstanding shares of the Company’s common stock from approximately 15.0 million to approximately 600 thousand, which does not include shares to be issued pursuant to the round lot rounding set forth above.

On February 24, 2025, the stockholders of the Company approved a Certificate of Amendment to the Company’s Second Amended and Restated Articles of Incorporation to effect a reverse stock split of the Common Stock, at a ratio of up to 1-for-25, with such ratio to be determined in the sole discretion of the Company’s board of directors (the “Board”) and with the reverse stock split to be effected at such time and date, if at all, as determined by the Board in its sole discretion at any time within twelve (12) months of such stockholder approval. The Board approved the reverse stock split at a ratio of 1-for-25 on March 12, 2025.

Securities Transfer Corporation is acting as the exchange agent and paying agent for the reverse stock split. Stockholders holding their shares in book-entry form or in brokerage accounts need not take any action in connection with the reverse stock split.

The standard procedure is that DTC gathers all round up share requests from each participant within their system. After about 4 business DTC will send a request for the total amount of round up shares needed to cover all participants/beneficial holders. At that time, our transfer agent will make one issuance/deposit to CEDE (DTC).

●	Round up shares should populate in participant/beneficial holder accounts approximately on or before ten (10) trading days post the Reverse Stock Split.

Securities Transfer Corporation will provide instructions to any stockholders with certificates regarding the process in connection with the exchange of pre-reverse stock split stock certificates for ownership in book-entry form or stock certificates on a post-reverse stock split basis. Stockholders are encouraged to contact their bank, broker or custodian with any procedural questions.

As of March 26, 2025, the Company had 14,964,566 shares of common stock issued and outstanding.

About American Rebel Holdings, Inc.

American Rebel Holdings, Inc. (NASDAQ: AREB) has operated primarily as a designer, manufacturer and marketer of branded safes and personal security and self-defense products and has recently transitioned into the beverage industry through the introduction of American Rebel Light Beer. The Company also designs and produces branded apparel and accessories. To learn more, visit www.americanrebel.com and www.americanrebelbeer.com. For investor information, visit www.americanrebel.com/investor-relations.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “forecasts” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include our ability to raise adequate working and expansion capital, our ability to efficiently incorporate acquisitions into our operations, the use of non-GAAP based pro forma financial estimates, our ability to introduce new products, our ability to meet production demands, our ability to expand our sales organization to address existing and new markets that we intend to target, our ability to meet or exceed financial and reporting estimates, any effects of the reverse stock split, our ability to continue to meet Nasdaq listing requirements, and the Risk Factors contained within our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOURCE: American Rebel Holdings, Inc.

Company Contact:

info@americanrebel.com